                                 POWER OF ATTORNEY

            KNOW ALL MEN BY THESE PRESENTS,  that the  undersigned  constitutes and
appoints  Randy  G.  Legg,   Vice  President  and  Assistant   General  Counsel  of
OppenheimerFunds  Inc., his true and lawful  attorney-in-fact  and agent, with full power  of  substitution  and  resubstitution,  for  him  and  in  his  capacity  as principal  executive  officer  to sign on his  behalf  and on  behalf  of the Funds
(listed on  Schedule  A,  attached  hereto)  any and all,  Forms N-PX and any other documents  which said attorney and agent may deem  necessary or advisable to enable the  Funds  to  comply  with the  Investment  Company  Act of 1940  and any  rules,
regulations   and   requirements   of  the  Securities   and  Exchange   Commission
thereunder;  and to file the same, with all exhibits  thereto,  and other documents in connection  therewith,  with the  Securities and Exchange  Commission,  granting unto said  attorney-in-fact  and agent,  full power and authority to do and perform each and every act and thing  requisite  and  necessary to be done in and about the premises,  as  fully  as to all  intents  and  purposes  as he might or could do in person,  hereby ratifying and confirming all that said  attorney-in-fact and agent, may lawfully do or cause to be done by virtue hereof.

Dated this 22nd day of August, 2005.

/s/ John V. Murphy
------------------------------
John V. Murphy, President

                                    SCHEDULE A
                                    -----------

1.    Bond Fund Series, on behalf of Oppenheimer Convertible Securities Fund
2.    Centennial California Tax Exempt Trust
3.    Centennial Government Trust
4.    Centennial Money Market Trust
5.    Centennial New York Tax Exempt Trust
6.    Centennial Tax Exempt Trust
7.    Centennial America Fund
8.    OFI Tremont Core Strategies Hedge Fund
9.    OFI Tremont Market Neutral Hedge Fund
10.   Oppenheimer AMT-Free Municipals
11.   Oppenheimer AMT-Free New York Municipals
12.   Oppenheimer Balanced Fund
13.   Oppenheimer California Municipal Fund
14.   Oppenheimer Capital Appreciation Fund
15.   Oppenheimer Capital Income Fund
16.   Oppenheimer Capital Preservation Fund
17.   Oppenheimer Cash Reserves
18.   Oppenheimer Champion Income Fund
19.   Oppenheimer Developing Markets Fund
20.   Oppenheimer Discovery Fund
21.   Oppenheimer Dividend Growth
22.   Oppenheimer Emerging Growth Fund
23.   Oppenheimer Emerging Technologies Fund
24.   Oppenheimer Enterprise Fund
25.   Oppenheimer Equity Fund, Inc.
26.   Oppenheimer Global Fund
27.   Oppenheimer Global Opportunities Fund
28.   Oppenheimer Gold & Special Minerals Fund
29.   Oppenheimer Growth Fund
30.   Oppenheimer High Yield Fund
31.   Oppenheimer Integrity Funds, on behalf of Oppenheimer Core Bond Fund
32.   Oppenheimer International Bond Fund
33.   Oppenheimer International Diversified Fund
34.   Oppenheimer International Growth Fund
35.   Oppenheimer International Large-Cap Core Trust, on behalf of Oppenheimer
      International Large-Cap Core Fund
36.   Oppenheimer International Small Company Fund
37.   Oppenheimer International Value Trust, on behalf of Oppenheimer International
      Value Fund
38.   Oppenheimer Limited Term California Municipal Fund
39.   Oppenheimer Limited-Term Government Fund
40.   Oppenheimer Main Street Funds, Inc., on behalf of Oppenheimer Main Street Fund
41.   Oppenheimer Main Street Opportunity Fund
42.   Oppenheimer Main Street Small Cap Fund
43.   Oppenheimer MidCap Fund
44.   Oppenheimer Money Market Fund, Inc.
45.   Oppenheimer Multi-Sector Income Trust
46.   Oppenheimer Multi-State Trust, on behalf of Oppenheimer New Jersey Municipal Fund
47.   Oppenheimer Multi-State Trust, on behalf of Oppenheimer Pennsylvania Municipal
      Fund
48.   Oppenheimer Multi-State Trust, on behalf of Oppenheimer Rochester National
      Municipals
49.   Oppenheimer Municipal Fund, on behalf of Oppenheimer Limited Term Municipal
      Fund
50.   Oppenheimer Portfolio Series, on behalf of Active Allocation Fund
51.   Oppenheimer Portfolio Series, on behalf of Aggressive Investor Fund
52.   Oppenheimer Portfolio Series, on behalf of Conservative Investor Fund
53.   Oppenheimer Portfolio Series, on behalf of Moderate Investor Fund
54.   Oppenheimer Principal Protected Trust, on behalf of Oppenheimer Principal
      Protected Main Street Fund
55.   Oppenheimer Principal Protected Trust II, on behalf of Oppenheimer  Principal
      Protected Main Street Fund II
56.   Oppenheimer Principal Protected Trust III, on behalf of Oppenheimer Principal
      Protected Main Street Fund III
57.   Oppenheimer Principal Protected Trust IV, on behalf of Oppenheimer Principal
      Protected Main Street Fund IV
58.   Oppenheimer Quest Capital Value Fund, Inc.
59.   Oppenheimer Quest For Value Funds, on behalf of Oppenheimer Small- & Mid- Cap
      Value Fund
60.   Oppenheimer Quest For Value Funds, on behalf of Oppenheimer Quest Balanced Fund
61.   Oppenheimer Quest For Value Funds, on behalf of Oppenheimer Quest Opportunity
      Value Fund
62.   Oppenheimer Quest International Value Fund, Inc.
63.   Oppenheimer Quest Value Fund, Inc.
64.   Oppenheimer Real Asset Fund
65.   Oppenheimer Real Estate Fund
66.   Oppenheimer Select Managers Series
67.   Oppenheimer Select Value Fund
68.   Oppenheimer Senior Floating Rate Fund
69.   Oppenheimer Series Fund, Inc., on behalf of Oppenheimer Disciplined Allocation
      Fund
70.   Oppenheimer Series Fund, Inc., on behalf of Oppenheimer Value Fund
71.   Oppenheimer Strategic Income Fund
72.   Oppenheimer Total Return Bond Fund
73.   Oppenheimer Tremont Market Neutral Fund, LLC
74.   Oppenheimer Tremont Opportunity Fund, LLC
75.   Oppenheimer U.S. Government Trust
76.   Oppenheimer Variable Account Funds, on behalf of Aggressive Growth Fund/VA
77.   Oppenheimer Variable Account Funds, on behalf of Balanced Fund/VA
78.   Oppenheimer Variable Account Funds, on behalf of Core Bond Fund/VA
79.   Oppenheimer Variable Account Funds, on behalf of Capital Appreciation Fund/VA
80.   Oppenheimer Variable Account Funds, on behalf of Global Securities Fund/VA
81.   Oppenheimer Variable Account Funds, on behalf of High Income Fund/VA
82.   Oppenheimer Variable Account Funds, on behalf of Main Street Fund/VA
83.   Oppenheimer Variable Account Funds, on behalf of Main Street Small Cap Fund/VA
84.   Oppenheimer Variable Account Funds, on behalf of Money Fund/VA
85.   Oppenheimer Variable Account Funds, on behalf of Strategic Bond Fund/VA
86.   Oppenheimer Variable Account Funds, on behalf of Value Fund/VA
87.   Panorama Series Fund, Inc., on behalf of Government Securities Portfolio
88.   Panorama Series Fund, Inc., on behalf of Growth Portfolio
89.   Panorama Series Fund, Inc., on behalf of Total Return Portfolio
90.   Panorama Series Fund, Inc., on behalf of International Growth Fund/VA
91.   Rochester Fund Municipals
92.   Rochester Portfolio Series, on behalf of Limited Term New York Municipal Fund